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                                       Registration No. 333-37787
                                                      333-37787-01

                SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549



                  POST-EFFECTIVE AMENDMENT NO. 1

                                TO

                             FORM S-3

                      REGISTRATION STATEMENT

                              UNDER

                     THE SECURITIES ACT OF 1933

                South Carolina Electric & Gas Company
      (Exact name of registrant as specified in its charter)

                          South Carolina
 (State or other jurisdiction of incorporation or organization)

                             57-0248695
                    (I.R.S. Employer Identification No.)

1426 Main Street,  Columbia, South Carolina  29201   (803) 748-3000
(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                          SCE&G Trust I
       (Exact name of registrant as specified in its charter)

                            Delaware
  (State or other jurisdiction of incorporation or organization)

                           58-6353075
              (I.R.S. Employer Identification No.)

             c/o South Carolina Electric & Gas Company,
 1426 Main Street, Columbia, South Carolina 29201 (803) 748-3000
(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                 H. T. Arthur, General Counsel,
              South Carolina Electric & Gas Company
        1426 Main St., Columbia, SC 29201, (803) 748-8547
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                         With copies to:

     John W. Currie, Esq.                 Kevin Stacey, Esq.
     McNair Law Firm, P.A.                Reid & Priest LLP
 1301 Gervais Street - 17th Floor         40 West 57th Street
 Columbia, South Carolina  29201        New York, New York  20019
       (803) 799-9800                       (212) 603-2000


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Approximate date of commencement of proposed sale to the public:
After the effective date of the Registration Statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


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                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Columbia, State of South Carolina, on October 24, 1997.

(REGISTRANT)             South Carolina Electric & Gas Company

By:                      s/W. B. Timmerman
(Name & Title):          W. B. Timmerman, Chairman of the Board,
                         Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

     (i)   Principal executive officer:
By:                      s/W. B. Timmerman
(Name & Title):          W. B. Timmerman, Chairman of the Board,
                         Chief Executive Officer and Director
Date:                    October 24, 1997

      (ii)   Principal financial officer:

By:                      s/K. B. Marsh
(Name & Title):          K. B. Marsh, Vice President and Chief
                         Financial Officer, Controller and Director
Date:                    October 24, 1997

      (ii)   Principal accounting officer:
By:                      s/J. E. Addison
(Name & Title):          J. E. Addison, Vice President and
                         Controller
Date:                    October 24, 1997

     (iv)    Other Directors:

*    B. L. Amick; J. A. Bennett, W. B. Bookhart, Jr.; W. T. Cassels, Jr.; Hugh
M. Chapman; Elaine T. Freeman; Lawrence M. Gressette; W. Hayne Hipp; Lynne M. Miller; F. Creighton McMaster; John B. Rhodes; Maceo K. Sloan.

*  Signed on behalf of each of these persons:

     s/W. B. Timmerman
     (W. B. Timmerman)
     (Attorney-in-Fact)

     Directors who did not sign:
     None


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     Pursuant to the requests of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing a Form S-3 and has duly caused this registation statement or amendment thereto to be signed on its behalf by the undersigned thereunto authorized, in the City of Columbia, State of South Carolina, on October 24, 1997.

(REGISTRANT)                     SCE&G Trust I

                             By: South Carolina Electric & Gas
                                 Company, as Depositor


By:                              s/W. B. Timmerman
(Name & Title)                   W. B. Timmerman, Chairman of the
                                 Board, Chief Executive Officer
                                 and Director
Date:                            October 24, 1997





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              SOUTH CAROLINA ELECTRIC & GAS COMPANY
                          EXHIBIT INDEX

                                                      Sequentially
Exhibit                                                 Numbered
Number           Description of Exhibits                 Pages

1.   Underwriting Agreement
     Form of Underwriting Agreement (Previously filed)

2.   Plan of Acquisition, Reorganization, Arrangement,
     Liquidation or Succession
     Not Applicable

4.   Instruments Defining the Rights of Security
     Holders, Including Indentures
     A.  Form of Junior Subordinated Indenture between
         the Company and The Bank of New York, as
         Debenture Trustee (Previously filed)
     B.  Certificate of Trust of SCE&G Trust I (Previously filed)
     C.  Trust Agreement of SCE&G Trust I (Previously filed)
     D.  Form of Amended and Restated Trust Agreement of
         SCE&G Trust I . . . . . . . . . . . . . . . . . .     6
     E.  Form of Trust Preferred Security Certificate
         (included as Exhibit D of Exhibit 4(D)
     F.  Form of Guarantee Agreement (Previously filed)

5.   Opinion re legality
     A.  Opinion of H. T. Arthur, Esq., as to legality of
         Junior Subordinated Deferrable Interest
         Debentures and Guarantee Agreement (Previously filed)
     B. Opinion of Richards, Layton & Finger as to legality of the Trust Preferred Securities to be issued by SCE&G Trust I (Previously filed)

8.   Opinion re Tax Matters
     Opinion of McNair Law Firm, P.A. as to certain federal income tax matters (Previously filed)

12.  Statements re Computation of Ratios (Previously filed)

15.  Letter re Unaudited Interim Financial Information
       Not Applicable




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              SOUTH CAROLINA ELECTRIC & GAS COMPANY
                          EXHIBIT INDEX

                                                       Sequentially
Exhibit                                                  Numbered

Number           Description of Exhibits                  Pages
(continued)

23.  Consents of Experts and Counsel
     A.  Consent of Deloitte & Touche LLP (Previously filed)
     B.  Consent of H. T. Arthur, Esq. (included in
         Exhibit 5(A))
     C.  Consent of Richards, Layton & Finger (included in
         Exhibit 5(B))
     D.  Consent of McNair Law Firm, P.A. (included in
         Exhibit 8(A))

24.  Power of attorney  (Previously filed)

25.  Statement of Eligibility of Trustee
     Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Junior Subordinated Indenture, the Amended and Restated Trust Agreement of SCE&G Trust I and the Guarantee Agreement (Previously filed)

26.  Invitations for Competitive Bids
       Not Applicable

27.  Financial Data Schedule
       Not Applicable

99.  Additional Exhibits
       Not Applicable




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